EXHIBIT 4.12

                             BARCLAYCARD FUNDING PLC

                             as Investor Beneficiary

                                       and

                                BARCLAYS BANK PLC

       as Servicer, Transferor Beneficiary and Excess Interest Beneficiary

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                        BENEFICIARIES SERVICING AGREEMENT

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                                 CLIFFORD CHANCE


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                                    CONTENTS

CLAUSE                                                                                              PAGE
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1.     Definitions And Interpretation..................................................................2
       1.1     Definitions.............................................................................2
       1.2     Other Definitional Provisions...........................................................2

2.     Acknowledgement; Appointment Of Servicer And Servicing Of Receivables...........................3
       2.1     Acknowledgement; Acceptance Of Appointment And Other Matters Relating To The Servicer...3
       2.2     Servicing Compensation..................................................................5
       2.3     Representations And Warranties Of The Servicer And Any Co-Servicer......................6
       2.4     Compliance With Requirements Of Law.....................................................7
       2.5     Annual Independent Auditors' Servicing Report...........................................8
       2.6     Notices To Barclays Bank Plc And Any Co-Servicer........................................9

3.     Other Matters Relating To The Servicer And Any Co-Servicer......................................9
       3.1     Liability Of The Servicer And Any  Co-Servicer..........................................9
       3.2     Merger Or Consolidation  Of, Or Assumption Of The Obligations Of, The Servicer Or Any
               Co-Servicer.............................................................................9
       3.3     Limitation On Liability Of The Servicer, Any Co-Servicer And Others....................10
       3.4     Servicer Indemnification Of The Beneficiaries..........................................10
       3.5     The Servicer Or Any Co-Servicer Not To Resign..........................................11
       3.6     Access To Certain Documentation And Information Regarding The Receivables..............11
       3.7     Delegation Of Duties...................................................................11
       3.8     Examination Of Records.................................................................12

4.     Servicer Defaults..............................................................................12
       4.1     Servicer Defaults......................................................................12
       4.2     Effect Of Termination Notice...........................................................13
       4.3     Appointment Of Successor...............................................................14
       4.4     Notification Of Servicer Default.......................................................16
       4.5     Waiver Of Past Defaults................................................................16

5.     Miscellaneous Provisions.......................................................................16
       5.1     Amendment..............................................................................16
       5.2     Protection Of Right, Title And Interest To Trust Property..............................17
       5.3     Governing Law And Jurisdiction.........................................................17
       5.4     Notices................................................................................18
       5.5     Severability Of Provisions.............................................................19
       5.6     Assignment.............................................................................19
       5.7     Further Assurances.....................................................................19
       5.8     No Waiver; Cumulative Remedies.........................................................19
       5.9     Counterparts...........................................................................19
       5.10    Actions By Beneficiaries...............................................................19
       5.11    Voting By Investor Beneficiaries.......................................................20
       5.12    Entire Agreement.......................................................................20
       5.13    Headings...............................................................................20

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THIS BENEFICIARIES SERVICING AGREEMENT is made the 23 day of November 1999

BETWEEN:

(1) BARCLAYCARD FUNDING PLC, a company incorporated in England and Wales (Registration Number 2530163) having its registered office at 54 Lombard Street, London EC3P 3AH (as "INVESTOR BENEFICIARY" in respect of each Series or class of Investor Interest within such Series); and

(2) BARCLAYS BANK PLC, an institution authorised under the Banking Act 1987, acting through its business unit "Barclaycard", having its principal place of business at 1234 Pavilion Drive, Northampton NN4 7SG (in its capacities as "SERVICER", "TRANSFEROR BENEFICIARY" and "EXCESS INTEREST BENEFICIARY" of the Receivables Trust).

WHEREAS:

(A) Following the assignment of the Receivables arising on Designated Accounts to the Receivables Trustee, Barclays Bank PLC will continue to have its contractual relationship with the Obligors on the terms set out in the Card Agreements and accordingly will continue to be a grantor of credit in respect of both Existing Receivables and Future Receivables.

(B) Each Beneficiary will acquire an interest under the Receivables Trust by way of making payments to the Receivables Trustee, upon the terms and subject to the conditions of the Declaration of Trust and Trust Cash Management Agreement and any related Accession Notice and Supplement.

(C) The Servicer has agreed at the request of the Beneficiaries, upon the terms and subject to the conditions hereof, to act as servicer in connection with the Receivables which are comprised in the Trust Property of the Receivables Trust.

NOW IT IS HEREBY AGREED as follows:

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1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

Whenever used in this Agreement, the words and phrases defined in the Master Definitions Schedule of even date herewith and signed by the parties hereto shall, unless otherwise defined herein or the context requires otherwise, bear the same meanings herein (including the recitals hereto).

1.2      OTHER DEFINITIONAL PROVISIONS

(a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Clause 1.1, and accounting terms partially defined in Clause 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in the United Kingdom. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles in the United Kingdom, the definitions contained herein shall prevail.

(c) The agreements, representations and warranties of Barclays Bank PLC in this Agreement in each of its capacities as Transferor, Transferor Beneficiary, Excess Interest Beneficiary and Servicer shall be deemed to be the agreements, representations and warranties of Barclays Bank PLC solely in each such capacity for so long as Barclays Bank PLC acts in each such capacity under this Agreement.

(d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Article and Clause references contained in this Agreement are references to Articles and Clauses of this Agreement unless otherwise specified.

(e) A time of day (including opening or closing of business) shall be construed as a reference to London time unless specified otherwise.

(f)

        (i) Save where the context otherwise requires, all sums payable by any party to any other party pursuant hereto are inclusive of any VAT which is chargeable on the supply or supplies for which such sums (or any part thereof) are the whole or part of the consideration for VAT purposes and section 89 of the Value Added Tax Act 1994 shall not apply to affect the amount of such sums.

        (ii) Any reference herein to any fee, cost, disbursement, expense or liability incurred by any party and in respect of which such party is to be reimbursed (or indemnified) by any other person or the amount of which is to be taken into account in any
               calculation  or  computation   shall,   save  where  the  context


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               otherwise requires, include a reference to such part of such cost or expense as represents VAT.

(g) All references herein to any provision of any statute shall be construed so as to include any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

(h) Save where the contrary is indicated, any reference in this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented.

(i) In this Agreement a "subsidiary" of a company or corporation shall be construed as a reference to any company or corporation:

        (i)    which   is   controlled,   directly   or   indirectly,   by   the
               first-mentioned company or corporation;

        (ii) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

        (iii)  which   is  a   subsidiary   of   another   subsidiary   of   the
               first-mentioned company or corporation,

        and, for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

2.      ACKNOWLEDGEMENT; APPOINTMENT OF SERVICER AND SERVICING OF RECEIVABLES

2.1 ACKNOWLEDGEMENT; ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATING TO THE SERVICER

(a) The parties hereby acknowledge that, following the assignment of the Receivables arising on Designated Accounts to the Receivables Trustee (as trustee for the Beneficiaries absolutely) (without notice to Obligors except following a Notification Event) pursuant to any Offer made and accepted in accordance with the Receivables Securitisation
        Agreement, the Servicer shall continue to have its contractual relationship with the Obligors on the terms set out in the Credit Card Agreements and accordingly shall continue to be a grantor of credit to Obligors in respect of both Existing Receivables and Future Receivables.

(b) The Beneficiaries, in their capacity as absolute owners of the Trust Property in undivided shares (and without prejudice to the powers and duties of the Receivables Trustee under the Declaration of Trust and Trust Cash Management Agreement), hereby appoint Barclays Bank PLC, and Barclays Bank PLC agrees to act, as the Servicer for the Beneficiaries under this Agreement. By its execution of a Supplement each Investor Beneficiary, inter alia, consents to Barclays Bank PLC acting as Servicer under this Agreement. By its execution of an Accession Notice each

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        Additional  Transferor as an additional  Transferor  Beneficiary,  inter alia, consents to Barclays Bank PLC acting as Servicer under this Agreement.

(c) Any Additional Transferor may, if the relevant Accession Notice so specifies, be appointed by the Beneficiaries (on the same terms as set out in Clause 2.1(b)), to carry out Servicing under this Deed (a "CO-SERVICER") and, by its execution of a Supplement, each Investor Beneficiary, inter alia, consents to the appointment of Co-Servicers being made in accordance with this Clause 2.1(c). If any Accession Notice in respect of an Additional Transferor does not specify that such Additional Transferor is to be appointed a Co-Servicer then the Servicer shall be deemed to be appointed by the Beneficiaries to carry out all Servicing as set out in this Deed as such Servicing may apply to such Additional Transferor.

(d) The Servicer and any Co-Servicer shall carry out all servicing, administration and management functions in relation to the Receivables and (insofar as the interests of the Beneficiaries are affected) the Designated Accounts in accordance with the Card Guidelines and its customary and usual procedures and in accordance with normal market practice (so far as consistent with the Card Guidelines) and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing, administration and management which it may deem necessary or desirable. The Servicer and any Co-Servicer shall follow such instructions in regard to the exercise of its power and authority as the Beneficiaries, acting unanimously, may from time to time direct. Without prejudice to the generality of the foregoing, the Servicer's and (to the extent specified in the relevant Accession Notice) any Co-Servicer's functions shall include: (i) carrying out valuations of Receivables on Designated Accounts for the purpose of determining whether any such Receivables should be charged-off in accordance with the Card Guidelines; (ii) ensuring that the interests of the Beneficiaries are taken into account in making decisions regarding the granting of credit to Obligors; (iii) on the Servicer's or Co-Servicer's own behalf (for the purpose of enabling it to perform the other functions set out in this Clause 2.1) preparing and keeping its own records as regards all such matters (including in particular, but without limitation, the matters referred to in (i) and (ii) above); (iv) monitoring payments by Obligors and notifying Obligors of overdue payments; and (v) crediting and debiting Obligors' Accounts as appropriate.

(e) Without limiting the generality of (d) above, and subject to Clause 4.1, the Servicer and any Co-Servicer (to the extent authorised in the relevant Accession Notice) is hereby obliged, authorised and empowered to make any filing, reports, notices, applications, registrations with, and to seek any consents or authorisations from any relevant securities or other authority as may be necessary or advisable to comply with any securities or reporting requirements.

(f) On or before the Transfer Date for each Monthly Period in which any Designated Accounts are Defaulted Accounts, the Servicer, and any Co-Servicer (without limiting the generality of (d) above) shall notify the Beneficiaries of the balance of Receivables in such Defaulted Accounts. No fee will be charged for this.


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(g)     Neither  the  Servicer  nor any  Co-Servicer  shall  be  obliged  to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer or such Co-Servicer in connection with servicing other credit card receivables.

(h) The Servicer and any Co-Servicer shall maintain insurance coverage against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer or Co-Servicer believes to be reasonable from time to time.

(i) The Servicer and any Co-Servicer shall, so far as it is practicable, carry out all of its obligations and duties as Servicer or Co-Servicer in the United Kingdom.

(j) The Servicer and, if applicable, any Co-Servicer, shall at all times take all practicable steps to:

        (i) ensure that payments made to the Transferor or, if applicable, any Additional Transferor, by Obligors are received into, respectively, the Barclaycard Operating Account or Additional Transferor Operating Account;

        (ii) identify any funds in the Barclaycard Operating Account or, if applicable, the Additional Transferor Operating Account, which are required to be transferred to the Trustee Collection Account for the benefit of the Beneficiaries; and

        (iii)  ensure that such funds are so transferred when required.

2.2     SERVICING COMPENSATION

(a) As full compensation for its servicing activities hereunder (with the exception of Clause 2.1(f)) and as reimbursement for any expense incurred by it in connection therewith, the Servicer and any Co-Servicer shall be entitled to receive from the Beneficiaries (in each case solely to the extent of payments made by the Beneficiaries utilising Trust Property allocated with respect thereto as provided in this Agreement, the Declaration of Trust and Trust Cash Management Agreement and in any Supplement and subject to Clause 2.2(d)) a servicing fee (the "SERVICING FEE") with respect to each Monthly Period, payable monthly on the related Transfer Date, in an amount equal to one-twelfth of the product of (i) 0.75 per cent. (or, if Barclays Bank PLC is Servicer, such other percentage as shall be agreed between the Beneficiaries PROVIDED THAT
        (a) each Rating Agency has confirmed in writing that such proposed percentage will not result in a downgrade or withdrawal of its then current rating of any outstanding Related Debt and (b) the Beneficiaries have obtained an Opinion of Counsel that such proposed agreement to alter the percentage will not prejudice the Tax treatment of the Receivables Trust or the Beneficiaries) and (ii) the average daily aggregate Outstanding Face Amount of Principal Receivables during such Monthly Period. Any amount payable under this Clause 2.2(a) shall be inclusive of VAT thereon, if applicable, and the application of section 89 of the Value Added Tax Act 1994 shall be excluded in relation thereto. Any Co-Servicer shall be entitled to such

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        portion  of the  Servicing  Fee as shall be  specified  in the  relevant
        Accession Notice pursuant to which such Co-Servicer is appointed.

(b) The share of the Servicing Fee payable to the Servicer and any Co-Servicer which is to be met from payments made by the Investor Beneficiaries of a particular Series with respect to each Monthly Period (the "INVESTOR SERVICING FEE" with respect to such Series) will be determined in accordance with the relevant Supplement.

(c) The portion of the Servicing Fee (the "TRANSFEROR SERVICING FEE") with respect to any Monthly Period not to be met from payments made by the Investor Beneficiaries of a particular Series pursuant to any related Supplement shall be paid by each Transferor Beneficiary to the extent of its pro rata share from the Transferor Finance Charge Amount and Transferor Acquired Interchange Amount or other Trust Property allocable to such Transferor Beneficiary on the related Transfer Date. In no event shall the Investor Beneficiaries of any Series be liable to the Servicer or any Co-Servicer for the share of the Servicing Fee with respect to any Monthly Period to be met from payments to be made by any Transferor Beneficiary from Trust Property allocated to such Transferor Beneficiary, PROVIDED, HOWEVER, that the amount of Transferor Servicing Fee to be paid by each Transferor Beneficiary in any Monthly Period shall not exceed its pro rata share of the aggregate amount of the Transferor Finance Charge Amount and Transferor Acquired Interchange Amount for such Monthly Period.

(d) With respect to any Monthly Period throughout which the Servicer is Barclays Bank Plc, any part of the Servicing Fee for such Monthly Period which would (apart from this Clause 2.2(d)) be payable by Barclays Bank PLC in its capacity as Transferor Beneficiary shall not be payable (and an appropriate apportionment shall be made for any Monthly Period where Barclays Bank plc is the Servicer for part only of such Monthly Period).

2.3     REPRESENTATIONS AND WARRANTIES OF THE SERVICER AND ANY CO-SERVICER

(i) Barclays Bank PLC, as initial Servicer hereby makes, (ii) any Co-Servicer, by its appointment pursuant to the relevant Accession Notice, shall be deemed to make, and (iii) any Successor Servicer by its appointment hereunder shall make, (in the case of (ii) and (iii) with appropriate modifications to Clause 2.3 to reflect the Co-Servicer's or Successor Servicer's organisation), the following representations and warranties on which the Beneficiaries have relied in appointing Barclays Bank PLC as the initial Servicer and, whenever appropriate, any Co-Servicer or Successor Servicer.

(a) ORGANISATION It is a corporation duly incorporated under the laws of England with full corporate power, authority and legal right to own its assets and conduct its business as such assets are presently owned and its business as presently conducted and with power to enter into the Relevant Documents to which it is a party and to exercise its rights and perform its obligations thereunder and all corporate and other action required to authorise its execution of each such Relevant Document and its performance of its obligations thereunder has been duly taken.

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(b)     DUE AUTHORIZATION  All acts,  conditions and things required to be done, fulfilled and performed in order (i) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in each Relevant Document to which it is a party, (ii) to ensure that the obligations expressed to be assumed by it in each such Relevant Document are legal, valid and binding on it and (iii) to make each such Relevant Document and each such assignment admissible in evidence in England have been done, fulfilled and performed save for the payment of stamp duty in the United Kingdom in respect of any such assignment under any applicable law.

(c) NO VIOLATION The execution and delivery of each Relevant Document to which it is party by the Servicer and, if applicable, any Co-Servicer and the exercise of its rights and the performance of its obligations thereunder will not conflict with or violate any Requirement of Law.

(d) BINDING OBLIGATION The obligations expressly to be assumed by it in each Relevant Document to which it is party are legal and valid obligations binding on it and enforceable against it in accordance with its terms, subject to applicable bankruptcy laws, other similar laws affecting creditors' rights, general equitable principles and other limitations on enforcement in the jurisdiction of an Obligor.

(e) NO PROCEEDINGS There are no proceedings or investigations pending or, to the best of its knowledge threatened against it before any court, regulatory body, arbitral tribunal or public or administrative body or agency (i) asserting the invalidity of any Relevant Document to which it is party; (ii) seeking to prevent the entering into of any of the transactions contemplated by any Relevant Document; (iii) seeking any determination or ruling that, in the reasonable opinion of the Servicer, would materially and adversely affect the performance by it of its obligations under any Relevant Document to which it is party; or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Relevant Document to which it is party.

(f) NO CONFLICT The execution and delivery of each Relevant Document to which it is party and the exercise by the Servicer and any Co-Servicer of its rights and the performance of its obligations thereunder will not conflict with, result in any breach of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any agreement, indenture, contract, mortgage, trust deed or other instrument to which it is a party or by which it or any of its assets is otherwise bound.

2.4      COMPLIANCE WITH REQUIREMENTS OF LAW

The Servicer and any Co-Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and each Designated Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and each Designated Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and each Designated Account the failure to comply with which would have a Material Adverse Effect on the

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interests of any Investor  Beneficiary  or any  Material  Adverse  Effect on the
interests of any Enhancement Provider.

2.5     ANNUAL INDEPENDENT AUDITORS' SERVICING REPORT

(a) On or before 28 February of each calendar year following the execution of this Agreement the Servicer or, if applicable, any Co-Servicer shall cause a firm of internationally recognised independent auditors (who may also render other services to the Servicer or Co-Servicer or the Transferor) to furnish a report to the Investor Beneficiaries, any Enhancement Provider and each Rating Agency to the effect that such firm has made a study and evaluation, in accordance with generally accepted auditing standards in the United Kingdom, of the Servicer's and any Co-Servicer's internal accounting controls relative to the servicing of Designated Accounts under this Agreement, and that, on the basis of such study and evaluation, such firm is of the opinion (assuming the accuracy of any reports generated by the Servicer or the Co-Servicer or the
        Servicer's and any Co-Servicer's third party agents on its behalf relating to (in particular but without limitation) the matters referred to in Clause 2.1(d)(iii)) that the system of internal accounting controls in effect on the date set forth in such report, relating to servicing procedures performed by the Servicer and any Co-Servicer, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer or Co-Servicer and that such servicing was conducted in compliance with the provisions of this Agreement during the period covered by such report (which shall be the period from 1 January of the preceding calendar year to and including 31 December of such calendar year, or for the initial period, from the
        Initial Closing Date until 31 December 1999), except for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the financial statements of the Servicer or Co-Servicer and such other exceptions, errors or irregularities as shall be set forth in such report.

        Unless otherwise provided with respect to any Series in a related Supplement, a further copy of such report may be obtained by any Investor Beneficiary by a request in writing to the Servicer or, if applicable, any Co-Servicer pursuant to Clause 5.4(b).

(b) On or before 28 February of each calendar year following the execution of this Agreement, the Servicer or, if applicable, any Co-Servicer shall cause a firm of internationally recognised independent auditors (who may also render other services to the Servicer, any Co-Servicer, the Transferor or any Additional Transferor) to furnish a report, prepared using generally accepted auditing standards in the United Kingdom to the Investor Beneficiaries and each Rating Agency to the effect that they have compared the mathematical calculations of each amount set forth in the Monthly Trust Cash Manager's Reports forwarded by the Trust Cash Manager or a Co-Trust Cash Manager pursuant to Clause 9.5(b) of the Declaration of Trust and Trust Cash Management Agreement during the period covered by such report (which shall be the period from 1 January of the preceding calendar year to and including 31 December of such calendar year, or for the initial period, from the Initial Closing Date until 31 December 1999) with the Servicer's or, if applicable, any Co-Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as it believes to be immaterial to the financial statements of the Servicer or Co-Servicer and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Beneficiary by a request in writing to the Servicer or, if applicable, any Co-Servicer pursuant to Clause 5.4(b).

2.6     NOTICES TO BARCLAYS BANK PLC AND ANY CO-SERVICER

In the event that Barclays Bank PLC and any Co-Servicer are no longer acting as Servicer and Co-Servicer respectively, any Successor Servicer appointed pursuant to Clause 4.3 shall deliver or make available to the Transferor and each Additional Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Clause 2.5.

3.      OTHER MATTERS RELATING TO THE SERVICER AND ANY CO-SERVICER

3.1     LIABILITY OF THE SERVICER AND ANY CO-SERVICER

The Servicer and any Co-Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer or such Co-Servicer (as such obligations are specified in the relevant Accession Notice) in such capacity herein.

3.2 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER OR ANY CO-SERVICER

Neither the Servicer nor any Co-Servicer  shall  consolidate  with or merge into
any  other   corporation  or  convey  or  transfer  its  properties  and  assets substantially as an entirety to any person, unless:

(a) the corporation formed by such consolidation or into which the Servicer or Co-Servicer is merged or the person which acquires by conveyance or transfer the properties and assets of the Servicer or Co-Servicer substantially as an entirety, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Beneficiaries, in form satisfactory to the Beneficiaries, the performance of the obligations of the Servicer or Co-Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer or Co-Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

(b)     the Servicer or Co-Servicer shall have delivered to the Beneficiaries:

        (i) an Officer's Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement complies with this Clause 3.2 and that all documentation referred to in
               (a)  above  and  any  conditions   precedent  specified  in  such
               documentation relating to such transaction have been complied with; and

        (ii) an Opinion of Counsel that such supplemental agreement is legal, valid, binding and enforceable with respect to the Servicer or Co-Servicer;

(c) the Servicer or Co-Servicer shall have delivered notice to each Rating Agency of such consolidation, merger, conveyance or transfer.

3.3     LIMITATION ON LIABILITY OF THE SERVICER, ANY CO-SERVICER AND OTHERS

(a) The directors, officers, employees or agents of the Servicer and any Co-Servicer shall not be under any liability to the Beneficiaries, any Enhancement Provider or any other person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement, PROVIDED, HOWEVER, that this provision shall not protect the directors, officers, employees and agents of the Servicer or Co-Servicer against any liability which would otherwise be imposed by reason of wilful default, bad faith or negligence in the performance of duties hereunder.

(b) Except as provided in Clause 3.4, neither the Servicer nor any Co-Servicer shall be under any liability to the Beneficiaries or any other person for any action in its capacity as Servicer or Co-Servicer pursuant to this Agreement, PROVIDED, HOWEVER, that this provision shall not protect the Servicer or any Co-Servicer against any liability which would otherwise be imposed by reason of wilful default, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement.

(c) The Servicer and any Co-Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising hereunder.

(d) The Servicer and any Co-Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties pursuant to this Agreement which in its reasonable opinion may involve it in any expense or liability.

3.4     SERVICER INDEMNIFICATION OF THE BENEFICIARIES

The Servicer and any Co-Servicer shall indemnify and hold harmless the Beneficiaries from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any fraud, wilful misconduct or negligent acts or omissions of the Servicer or Co-Servicer with respect to activities of the Beneficiaries pursuant to this Agreement, including, but not limited to any judgment, award, settlement, reasonable legal fees and other costs or expenses incurred in connection with the defence of any actual or threatened action, proceeding or claim, PROVIDED, HOWEVER, that neither the Servicer nor any Co-Servicer shall:

        (i) indemnify the Beneficiaries if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or wilful misconduct by the Beneficiaries or their agents;

        (ii) indemnify any Beneficiary for any liabilities, costs or expenses of the Receivables Trust with respect to any action taken by the Receivables Trustee at the request of any Beneficiary or any Series to which it belongs;

        (iii) indemnify any Beneficiary as to any losses, claims or damages incurred by any of them in their capacity as Beneficiaries of the Receivables Trust, including without limitation, losses incurred as a result of Receivables in Defaulted Accounts; or

        (iv) indemnify the Beneficiaries for any liabilities, costs or expenses of the Beneficiaries (or their agents) arising under any Tax law (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Beneficiaries (or their agents) in connection herewith to any taxing authority.

Any such indemnification shall be payable by the Servicer or Co-Servicer itself and not be payable from the Trust Property of the Receivables Trust. The provision of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

3.5      THE SERVICER OR ANY CO-SERVICER NOT TO RESIGN

The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under any Requirement of Law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under any Requirement of Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to (i) above by an Opinion of Counsel and as to (ii) above by an Officer's Certificate, each to such effect delivered to the Beneficiaries. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Clause
4.3. Any Co-Servicer shall not resign except either (i) in the circumstances and subject to the requirements set out above with respect to the Servicer or (ii) where the obligations of such Co-Servicer are wholly assumed from the time of such resignation by the Servicer.

3.6     ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE
        RECEIVABLES

The Servicer and any Co-Servicer shall provide to the Beneficiaries access to the documentation regarding the Designated Accounts and the Receivables in such cases where the Beneficiaries (or any person acting on their behalf) are required by any Relevant Document (having regard to (inter alia) Clause 2.1(d)(iii)) or applicable statutes or regulations to review such documentation, such access being afforded without any charge (apart from the Servicing Fee provided for in Clause 2.2) but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's or Co-Servicer's normal security and confidentiality procedures and (iv) at offices in the United Kingdom designated by the Servicer or Co-Servicer. Nothing in this Clause 3.6 shall derogate from the obligation of each Transferor Beneficiary, the Beneficiaries, the Servicer or any Co-Servicer to observe any Requirement of Law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer or any Co-Servicer to provide access as provided in this Clause 3.6 as a result of such obligations shall not constitute a breach of this Clause 3.6.

3.7     DELEGATION OF DUTIES

In the ordinary course of business, the Servicer and any Co-Servicer may at any time delegate any duties hereunder to any person who agrees to conduct such duties in accordance with the

Card Guidelines. Any such delegations shall not relieve the Servicer or Co-Servicer of its liabilities and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Clause 3.5 hereof. If any such delegation is to a party other than Barclays Bank PLC or any Affiliate thereof notification thereof shall be given to each Rating Agency.

3.8      EXAMINATION OF RECORDS

The Servicer or, if applicable, any Co-Servicer shall identify in its systems those Receivables created in connection with the Designated Accounts which have been assigned to the Receivables Trustee. The Servicer or Co-Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer or other records to determine that such receivable is not a Receivable assigned or purported to be assigned to the Receivables Trustee.

4.      SERVICER DEFAULTS

4.1     SERVICER DEFAULTS

If any one of the following events (a "SERVICER DEFAULT") shall occur and be continuing:

(a) failure on the part of the Servicer or any Co-Servicer duly to observe or perform in any respect any of the covenants or agreements of the Servicer or Co-Servicer set forth in this Agreement or any Relevant Document which has a Material Adverse Effect on the interests of the Beneficiaries as a whole or of the Investor Beneficiaries of any Applicable Series and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or, if applicable, any Co-Servicer by Investor Beneficiaries representing in aggregate more than one-half of the aggregate Investor Interests of any Applicable Series adversely affected thereby (copied to the Receivables Trustee) and continues to have a Material Adverse Effect on the interests of an Investor Beneficiary of any Applicable Series for such period;

(b) delegation by the Servicer or any Co-Servicer of its duties under this Agreement to any other entity, except as permitted by Clause 3.7;

(c) any relevant representation, warranty or certification made by the Servicer or any Co-Servicer in this Agreement or in any certificate delivered pursuant hereto proves to have been incorrect when made, which has a Material Adverse Effect on the interests of the Investor Beneficiaries of any Applicable Series and continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or, if applicable, any Co-Servicer by an Investor Beneficiary or Investor Beneficiaries representing in aggregate more than one-half of the aggregate Investor Interests of any Applicable Series affected thereby (copied to the Receivables Trustee) and continues to have a Material Adverse Effect on the interests of an Investor Beneficiary of any Applicable Series affected for such period;

(d) the Servicer or any Co-Servicer shall consent to or take any corporate action relating to the appointment of a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or relating to all or substantially all of its revenues and assets or an order of the court is made for its winding-up, dissolution, administration or reorganisation (except for a solvent re-organisation) and such order shall have remained in force undischarged or unstayed for a period of 60 days or a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or relating to all of its revenues and assets is legally and validly appointed;

(e) a duly authorised officer of the Servicer or any Co-Servicer shall admit in writing that the Servicer or such Co-Servicer is unable to pay its debts as they fall due within the meaning of Section 123(1) of the Insolvency Act 1986 or the Servicer or such Co-Servicer makes a general assignment for the benefit of or a composition with its creditors or voluntarily suspends payment of its obligations with a view to the general readjustment or rescheduling of its indebtedness, then so long as such Servicer Default shall not have been remedied the Beneficiaries acting together or (as the case may be) the Investor Beneficiaries representing in aggregate more than 662/3% of the Aggregate Investor Interest, by notice then given in writing to the Servicer or, if applicable, the Co-Servicer (copied to the Receivables Trustee) (a "TERMINATION NOTICE"), may terminate all of the rights and obligations of the Servicer and any Co-Servicer as Servicer and Co-Servicer respectively under this Agreement. For the avoidance of doubt, any Termination Notice given in accordance with this Clause 4.1 shall terminate the appointment of both the Servicer and any Co-Servicer regardless of which entity was the subject of the Servicer Default.

Notwithstanding the foregoing, a delay in or failure of performance referred to in Clause 4.1(a), (b) or (c) for a period of 60 Business Days, shall not constitute a Servicer Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer or Co-Servicer, as the case may be, and such delay or failure was caused by an act of God, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power cuts or similar causes. The preceding sentence shall not relieve the Servicer or Co-Servicer from using reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and any relevant agreement and the Servicer and, if applicable, the Co-Servicer shall provide any Enhancement Provider, the Transferor, any Additional Transferor and each Beneficiary with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

4.2      EFFECT OF TERMINATION NOTICE

(a) After receipt by the Servicer or any Co-Servicer of a Termination Notice pursuant to Clause 4.1, and on the date that a Successor Servicer shall have been appointed by the Beneficiaries pursuant to Clause 4.3, all authority and power of the Servicer and any Co-Servicer under this Agreement shall pass to and be vested in a Successor Servicer and, without limitation, each Beneficiary is hereby appointed, authorised and empowered (upon the failure of the Servicer or any Co-Servicer to cooperate in a timely manner) in order to secure the performance of the Servicer or any Co-Servicer in so doing to execute and deliver, on behalf of the Servicer or any Co-Servicer, as its attorney, all documents, records and other instruments upon the failure of the Servicer or Co-Servicer to execute or deliver such documents, records or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations;

(b) The Servicer and, by its execution of the relevant Accession Notice, any Co-Servicer agrees to use all reasonable efforts and cooperate with the Beneficiaries and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer and any Co-Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer and any Co-Servicer to service the Receivables provided for under this Agreement.

(c) The Servicer and any Co-Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request.

(d) To the extent that compliance with this Clause 4.2 shall require the Servicer or any Co-Servicer to disclose to the Successor Servicer information of any kind which the Servicer or such Co-Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer or Co-Servicer shall deem reasonably necessary to protect its interests.

(e) The Servicer and any Co-Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under any Enhancement with respect to any Beneficiaries to the Successor Servicer.

(f) Upon the termination of the appointment of the Servicer and any Co-Servicer pursuant to this Clause 4.2, any amounts in respect of Collections of Receivables constituting Trust Property and any other Trust Property in the possession of the Servicer or Co-Servicer (or coming into the possession of the Servicer or Co-Servicer at any time thereafter) shall be held on trust by the Servicer or Co-Servicer for and to the order of the Beneficiaries.

4.3     APPOINTMENT OF SUCCESSOR

 (a)    (i)    On and after the receipt by the Servicer or, if  applicable,  any
               Co-Servicer of a Termination  Notice  pursuant to Clause 4.1, the
               Servicer or  Co-Servicer  shall continue to perform all servicing functions  under this  Agreement  until the date specified in the
               Termination Notice or otherwise specified by the Beneficiaries in writing  or, if no such  date is  specified  in such  Termination
               Notice, or otherwise specified by the Beneficiaries, until a date mutually  agreed upon by the Servicer,  any  Co-Servicer  and the
               Beneficiaries.  The Beneficiaries shall notify each Rating Agency of  such  removal  of  the  Servicer  and  any  Co-Servicer.  The
               Beneficiaries  shall, as promptly as possible after the giving of
               a  Termination   Notice,   appoint  a  successor   servicer  (the

               "SUCCESSOR SERVICER") which shall at the time of its appointment as Successor Servicer be an Eligible Servicer, and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Beneficiaries.

        (ii) The Beneficiaries may obtain bids for the proposed sale of the Receivables constituting Trust Property from any potential successor servicer. If the Beneficiaries are unable to obtain any bids from any potential successor servicer and the Servicer or, if applicable, any Co-Servicer delivers an Officer's Certificate to the effect that they cannot in good faith cure the Servicer Default which gave rise to a Termination Notice, then the Beneficiaries shall notify each Enhancement Provider of the proposed sale of the Receivables and shall provide each such Enhancement Provider an opportunity to bid on purchasing the Receivables and shall offer the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Beneficiaries, but in no event less than an amount equal to the Aggregate Investor Interest on the date of such purchase plus all interest accrued but unpaid on all Related Debt and Enhancement at the rate thereof through the date of such purchase. The proceeds of such sale shall be deposited in the Trust Accounts, for distribution to the Beneficiaries in accordance with the provisions of this Agreement and the applicable Supplement.

(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer and any Co-Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer and any Co-Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer and any Co-Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each agreement relating to Enhancement.

(c) In connection with such appointment and assumption, the Beneficiaries shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree PROVIDED, HOWEVER, that no such compensation payable in connection with services provided under this Agreement shall be in excess of the Servicing Fee permitted to the Servicer and any Co-Servicer pursuant to Clause 2.2.

(d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon dissolution of the Receivables Trust pursuant to Clause 6.3 or Clause 8.1 of the Declaration of Trust and Trust Cash Management Agreement and shall pass to and be vested in Barclays Bank PLC and, without limitation, Barclays Bank PLC is hereby appointed, authorised and empowered to execute and deliver, on behalf of the Successor Servicer, as its attorney, in order to secure the performance by the Successor Servicer of the matters, referred to in the next paragraph, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights.

        The Successor Servicer agrees to cooperate with Barclays Bank PLC in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables constituting Trust Property. The Successor Servicer shall transfer its electronic records relating to the Receivables constituting Trust Property to Barclays Bank PLC in such electronic form as Barclays Bank PLC may reasonably request and shall transfer all other records, correspondence and documents to Barclays Bank PLC in the manner and at such times as Barclays Bank PLC shall reasonably request. To the extent that compliance with this Clause 4.3 shall require the Successor Servicer to disclose to Barclays Bank PLC information of any kind which the Successor Servicer deems to be confidential, Barclays Bank PLC shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interest.

4.4     NOTIFICATION OF SERVICER DEFAULT

Within two Business Days after the Servicer or any Co-Servicer becomes aware of any Servicer Default, the Servicer or such Co-Servicer shall give prompt written notice thereof to each Beneficiary, each Rating Agency, the Receivables Trustee and any Enhancement Provider.

4.5     WAIVER OF PAST DEFAULTS

Any Beneficiary which is adversely affected by any default by the Servicer or any Co-Servicer, the Transferor or any Additional Transferor may, with the prior written consent of all the other Beneficiaries, waive in writing any default by the Servicer, any Co-Servicer, the Transferor or any Additional Transferor in the performance of its obligations hereunder or in any Relevant Document and its consequences, except a default in making any required deposits or payments of interest or principal relating to the relevant Series. Upon any such waiver of a past default, such default shall be deemed not to have occurred. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

5.      MISCELLANEOUS PROVISIONS

5.1     AMENDMENT

(a) This Agreement may be amended in writing by the Servicer, any Co-Servicer and each Transferor Beneficiary, with the prior written consent of each person who is a Beneficiary at the time of such amendment, PROVIDED HOWEVER that each Rating Agency shall have notified each Transferor Beneficiary, the Servicer, any Co-Servicer and the Investor Beneficiaries in writing that such amendment will not result in a reduction or withdrawal of the rating of any outstanding Related Debt (in relation to which it is a Rating Agency).

(b) Promptly after the execution of any such amendment, the Beneficiaries shall furnish notification of the substance of such amendment to each Rating Agency providing a rating for any Related Debt outstanding in respect of any Applicable Series adversely affected by such amendment.

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

5.2      PROTECTION OF RIGHT, TITLE AND INTEREST TO TRUST PROPERTY

(a) The Servicer and, if applicable, any Co-Servicer shall cause this Agreement, all amendments hereto and/or the Declaration of Trust and Trust Cash Management Agreement and/or the RSA and any other necessary documents relating to the right, title and interest to the Trust Property of the Beneficiaries and the Receivables Trustee to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Beneficiaries or the Receivables Trustee, as the case may be, to all property comprising the Trust Property. The Servicer or, if applicable, any Co-Servicer shall deliver to the Beneficiaries file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor and any Additional Transferor shall cooperate fully with the Servicer and any Co-Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfil the intent of this Clause 5.2(a).

(b) The Servicer and any Co-Servicer will give the Beneficiaries prompt written notice of any relocation of any office from which it services Receivables assigned or purported to be assigned to the Receivables Trustee or keeps records concerning such Receivables or of its principal executive office.

5.3     GOVERNING LAW AND JURISDICTION
(a)     GOVERNING LAW

        This Agreement shall be governed by, and construed in accordance with the laws of England without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(b)     JURISDICTION

(i) Each of the parties hereto irrevocably agrees for the benefit of each other party that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement, and for such purposes, irrevocably submit to the exclusive jurisdiction of such courts.

(ii) Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England referred to in Clause 5.3(b)(i) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.

(iii) Any Successor Servicer or Co-Servicer (if it is not incorporated in England) shall, in the document appointing such Successor Servicer or Accession Notice in relation to such Co-Servicer, appoint some person in England to accept service of any process on its behalf and shall further undertake to the other parties hereto that it will at all times during the continuance of its appointment as Successor Servicer or Co-Servicer, as the case may be, maintain the appointment of some person in England as its agent for the service of process and irrevocably agrees that service of any writ, notice or other document for the purposes of any suit, action or proceeding in the courts of England shall be duly served upon it if delivered or sent by registered post to the address of such appointee (or to such other address in England as it may notify to the parties hereto).

5.4     NOTICES

(a) Unless otherwise stated herein, each communication or notice to be made hereunder shall be made in writing and may be made by telex, facsimile or letter.

(b) Any communication, notice or document to be made or delivered by any one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the other parties hereto specified another address) be made or delivered to that other person at the address identified below and shall be deemed to have been made or delivered when despatched and confirmation of transmission received by the sending machine (in the case of any communication made by facsimile) or (in the case of any communication made by telex) when dispatched and the appropriate answerback or identification symbol received by the sender or (in the case of any communications made by letter) when left at that address or (as the case may be) ten days after being deposited in the post, postage prepaid, in an envelope addressed to it at that address PROVIDED, HOWEVER, that each telefax or telex communication made by one party to another shall be made to that other person at the facsimile or telex number notified to such party by that other person from time to time;

        (i) in the case of the Transferor Beneficiary, the Excess Interest Beneficiary and the Servicer, to Barclaycard, Barclays Bank PLC, 1234 Pavilion Drive, Northampton NN4 7SG, Attention: Timothy Gaffney, facsimile number: (01604) 253 163 (with a copy to
               Attention:  Group General Counsel,  facsimile number:  (0171) 699
               4036);

        (ii) in the case of the Investor Beneficiary, to Barclaycard Funding PLC, Attention: Group General Counsel, facsimile number: (0171) 699 4036 (with a copy to Attention: Timothy Gaffney, facsimile number: (01604) 253 163);

        (iii) in the case of any additional Transferor Beneficiary the address specified in the relevant Accession Notice;

        (iv) in the case of any Co-Servicer the address specified in the relevant Accession Notice;

        (v) in the case of an Investor Beneficiary in any Series, the address specified in the Supplement relating to such Series;

        (vi) in the case of the Enhancement Provider for a Series, the address, if any, specified in the Supplement relating to such Series;

        (vii) in the case of the Rating Agency for Related Debt in respect of a particular Investor Beneficiary, the address, if any, specified in the Supplement relating to such Investor Beneficiary.

5.5     SEVERABILITY OF PROVISIONS

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the rights of the Beneficiaries of the Receivables Trust.

5.6     ASSIGNMENT

Notwithstanding anything to the contrary contained herein, except as provided in Clause 3.2, the benefit of this Agreement may not be assigned by the Servicer or any Co-Servicer without the prior consent of Investor Beneficiaries representing in aggregate 662/3% of the Aggregate Investor Interest of each Applicable Series.

5.7     FURTHER ASSURANCES

Barclays Bank PLC, the Servicer and, by its execution of the relevant Accession Notice, any Co-Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Investor Beneficiaries more fully to effect the purposes of this Agreement.

5.8     NO WAIVER; CUMULATIVE REMEDIES

No failure to exercise and no delay in exercising, on the part of the Investor Beneficiaries or any Enhancement Provider, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

5.9     COUNTERPARTS

This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

5.10    ACTIONS BY BENEFICIARIES

(a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by an Investor Beneficiary, such action notice or instruction may be taken or given by any person directed by the Investor Beneficiaries, and any such action, notice, demand or instruction shall be deemed to be effective, if taken or given by such agent (if so appointed and directed) for all purposes as if the same had been taken or given by the Investor Beneficiaries. For the avoidance of doubt, such person may include the Receivables Trustee acting in its capacity as trustee of the Receivables Trust.

(b) Any request, demand, authorisation, direction, notice, consent, waiver or other act by a Beneficiary shall bind each and every successor of such Beneficiary.

5.11    VOTING BY INVESTOR BENEFICIARIES

Wherever provision is made in this Agreement for voting by Investor Beneficiaries, each Investor Beneficiary (including any Investor Beneficiary who acts in such capacity in respect of more than one Series) shall be entitled to one vote in respect of each (pound)1 of that Investor Beneficiary's Investor Interest but shall not be obliged to exercise such votes (or any of them) or to cast all of the votes exercised the same way.

5.12    ENTIRE AGREEMENT

Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

5.13    HEADINGS

The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

IN WITNESS WHEREOF, the Investor Beneficiary and Barclays Bank PLC (in its capacities as Servicer, Transferor Beneficiary and Excess Interest Beneficiary) have caused this agreement to be duly executed and delivered by their duly authorised representatives on the day and year first above written.

INVESTOR BENEFICIARY

Signed for and on behalf of                  )
BARCLAYCARD FUNDING PLC                      )       D. ROGER FINNEY
by two directors/a director                  )       PETER S. CROOK
and a secretary                              )


SERVICER AND TRANSFEROR BENEFICIARY
AND EXCESS INTEREST BENEFICIARY

Signed for and on behalf of                  )
BARCLAYS BANK PLC                            )
by its duly authorised attorney              )        MARK WINTER
in the presence of:                          )


GINA HARTNETT
Name:             GINA HARTNETT
Occupation:       TRAINEE SOLICITOR
Address:          200 ALDERSGATE STREET
                  LONDON EC1A 4JJ